Kevin T. Keleghan Named President and CEO of
APAC Customer Services, Inc.

Michael P. Marrow to Step Down as Company Continues Growth Strategy
Arthur D. DiBari to return to his post as Chief Operating Officer

BANNOCKBURN, Ill., Sept. 13, 2010 - APAC Customer Services Inc. (NASDAQ: APAC), a leader in global outsourced services and solutions, today announced that current board member Kevin T. Keleghan will succeed Michael P. Marrow as President and Chief Executive Officer, effective September 13, 2010. Keleghan will continue to serve on APAC’s board of directors.

“Personally, and on behalf of the Board of Directors, we want to thank Mike for his excellent service and performance at APAC. We wish him all the best in his future endeavors,” said Theodore G. Schwartz, APAC’s Chairman and Founder. “We feel that now is the right time to bring on new leadership with broad-based experience and strong strategic capabilities. We are pleased to announce Kevin as APAC’s new President and CEO. He has consistently distinguished himself as an APAC board member during the past year and brings with him a long-standing history of strategically building businesses. He is ideally suited to lead APAC into the future.

“We would also like to take this opportunity to thank Art DiBari, Senior Vice President and Chief Operating Officer for the outstanding job he has done during this interim period,” Schwartz said. “Art is a key member of our executive team that is responsible for the company’s stellar performance the past three years. He is returning to his role of leading our operations as our chief operating officer. We are confident that under our new leadership, APAC will continue to execute on our growth strategy.”

Mr. Keleghan, 53, has more than 25 years of experience in financial and business services, call center management, and outsourcing, along with a strong track record of operational leadership and growth. Keleghan has spearheaded both strategic and tactical growth initiatives in previous leadership roles, including during his former role as CEO of Axiant, LLC, a leading provider of financial services and recovery management solutions for issuers and investors in debt products. Previously, Keleghan was President and Chief Executive Officer of Outsourcing Solutions, Inc. (OSI) one of the largest providers of outsourced services in the accounts receivable management industry from 2002 to 2008. During his tenure, Keleghan grew and improved the profitability of OSI and eventually completed a successful sale of the Company to a major competitor, resulting in a significant return for shareholders. Prior to joining OSI, he was President of Credit & Financial Services at Sears and held senior executive positions at GE Capital, AT&T Universal Card and American Express. Keleghan earned a Bachelor of Science in business and economics from the State University of New York, Plattsburgh as well as attended Hofstra University Frank G. Zarb School of Business.

“I am excited about the growth opportunities for APAC Customer Services,” said Mr. Keleghan. “Management has done a great job positioning the company for long-term profitable growth and I’m confident we will continue to build on our solid foundation and create meaningful value for shareholders.”

About APAC Customer Services, Inc.
APAC Customer Services, Inc. (NASDAQ: APAC) is a leading provider of customer care services and solutions to market leaders in healthcare, business services, communications, media & publishing, travel & entertainment and financial services industries. APAC partners with its clients to deliver custom solutions that enhance bottom line performance. For more information, call 1-800-OUTSOURCE. APAC’s comprehensive web site is http://www.apaccustomerservices.com.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the company’s management. The risks included below are not exhaustive.  The company intends its forward-looking statements to speak only as of the date on which they were made. The company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients or reduction in demand for services could have a material adverse effect on the company; the performance of its clients and general economic conditions; its financial results depend on the ability to effectively manage production capacity and workforce, the terms of its client contracts; its ability to sustain profitability; its availability of cash flows from operations and compliance with debt covenants and funding requirements under the company’s credit facility; its ability to conduct business internationally, including managing foreign currency exchange risks and changes to laws in other countries; its principal shareholder can exercise significant control over the company; its ability to attract and retain qualified employees; the potential for downward pricing pressures in its industry and other competitive factors; changes to government regulations; the effect of rapid technology changes; acts of God or other events outside its control; and the impact from unauthorized disclosure of sensitive or confidential client or customer data.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010 and its subsequent filings on Form 10-Q for the fiscal quarters ended April 4, 2010 and July 4, 2010.  Our filings are available under the investor relations section of our website at http://www.apaccustomerservices.com and on a website maintained by the SEC at http://www.sec.gov.

Company Contact:

APAC Customer Services
Andrew Szafran
Senior Vice President & CFO
847.374.1949
abszafran@apacmail.com